As filed with the Securities and Exchange Commission on September 2, 2025

Registration No. 333- 279905

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Royalty Pharma plc*

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	98-1535773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

110 East 59th Street

New York, New York 10022

(212) 883-0200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Pablo Legorreta

Chief Executive Officer

110 East 59th Street

New York, New York 10022

(212) 883-0200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard D. Truesdell, Jr., Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*	Certain subsidiaries of Royalty Pharma plc are also registrants and are identified on the following page.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Royalty Pharma Holdings Ltd *	England and Wales	98-1526515
Royalty Pharma Manager, LLC *	Delaware	61-1450238

*	The address, including zip code, and telephone number, including area code, of the Registrant’s principal executive offices is 110 East 59th Street, New York, New York 10022, Tel. (212) 883-0200.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-279905) (the “Registration Statement”) of Royalty Pharma plc (the “Company”) is being filed to add Royalty Pharma Manager, LLC, an indirect subsidiary of the Company, as a co-registrant. No changes or additions are being made to the prospectus that forms a part of the Registration Statement. Accordingly, such prospectus is omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrants in connection with the sale of the securities being registered hereby.

	Amount to be Paid
SEC registration fee		$(1)
Printing and distributing		(2)
Legal fees and expenses (including blue sky fees)		(2)
Trustee fees and expenses		(2)
Rating agency fees		(2)
Accounting fees and expenses		(2)
Miscellaneous		(2)

TOTAL	$

(1)

This registration statement relates to the registration of securities having an indeterminate aggregate offering price and number or amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)

The estimated total amount of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

We have entered into indemnification agreements with our directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify our directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, which would be rendered void under the Companies Act.

The Company also maintains directors and officers insurance to insure such persons against certain liabilities.

Royalty Pharma Manager, LLC is a limited liability company formed in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Second Amended and Restated Limited Liability Company Agreement of the Royalty Pharma Manager, LLC provides that it will indemnify and hold harmless any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a member, manager or officer of Royalty Pharma Manager, LLC or is or was serving at the request of Royalty Pharma Manager, LLC as a member, manager or director of another corporation, limited liability company, partnership, joint venture, trust or other enterprise.

In the underwriting agreement, the underwriters will agree to indemnify, under certain conditions, the Company, members of the Company’s board of directors, and persons who control the Company within the meaning of the Securities Act against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Articles, agreement, vote of shareholders or disinterested directors or otherwise.

Item 16.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement relating to Class A ordinary shares, preference shares, debt securities, warrants, purchase contracts and units of Royalty Pharma plc **

3.1	Amended and Restated Articles of Association of Royalty Pharma plc (1)

3.2	Amended and Restated Articles of Association of Royalty Pharma Holdings Ltd (2)

4.1	Indenture, dated as of September 2, 2020, among Royalty Pharma plc, Royalty Pharma Holdings Ltd and Wilmington Trust, National Association, as Trustee (3)

4.2	Fourth Supplemental Indenture, dated as of June 9, 2025, among Royalty Pharma plc, Royalty Pharma Holdings Ltd, Royalty Pharma Manager, LLC and Wilmington Trust, National Association, as Trustee (4)

4.3	Form of Subordinated Indenture between Royalty Pharma plc, the guarantors party thereto and Wilmington Trust, National Association, as Trustee (previously filed as Exhibit 4.4 to the Registration Statement)

4.4	Form of Senior Note **

4.5	Form of Subordinated Note **

4.6	Form of Warrant Agreement **

4.7	Form of Purchase Contract Agreement **

4.8	Form of Unit Agreement **

5.1	Opinion of Davis Polk & Wardwell LLP *

5.2	Opinion of Davis Polk & Wardwell London LLP (previously filed as Exhibit 5.2 to the Registration Statement)

23.1	Consent of Ernst & Young LLP *

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.2)

24.1	Powers of Attorney for Royalty Pharma plc (previously included on the signature pages of the Registration Statement and included on the signature pages of this Amendment No. 1 to the Registration Statement)

24.2	Powers of Attorney for Royalty Pharma Holdings Ltd (included on the signature pages of this Amendment No. 1 to the Registration Statement)

24.3	Powers of Attorney for Royalty Pharma Manager, LLC (included on the signature pages of this Amendment No. 1 to the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association for Senior Indenture of Royalty Pharma plc (previously filed as Exhibit 25.1 to the Registration Statement)

25.2	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association for Subordinated Indenture of Royalty Pharma plc (previously filed as Exhibit 25.2 to the Registration Statement)

107	Filing Fee Table *

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
(1)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on May 19, 2025.
(2)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on May 19, 2025.
(3)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on September 2, 2020.
(4)	Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 10-Q (File No. 001-39329), filed with the SEC on August 6, 2025.

Item 17. Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 2, 2025.

ROYALTY PHARMA PLC

By:	/s/ Pablo Legorreta
	Name:	Pablo Legorreta
	Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints Terrance Coyne and George Lloyd, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Pablo Legorreta	Chairman of the Board, Director & Chief Executive Officer (Principal Executive Officer and Royalty Pharma plc’s authorized representative in the United States)	September 2, 2025

/s/ Terrance Coyne Terrance Coyne	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2025

* Bonnie Bassler	Director	September 2, 2025

/s/ Vlad Coric Vlad Coric	Director	September 2, 2025

* Errol De Souza	Director	September 2, 2025

* Catherine Engelbert	Director	September 2, 2025

/s/ Carole Ho Carole Ho	Director	September 2, 2025

* David Hodgson	Director	September 2, 2025

Signature	Title	Date

* Ted Love	Director	September 2, 2025

* Gregory Norden	Director	September 2, 2025

/s/ Elizabeth Weatherman Elizabeth Weatherman	Director	September 2, 2025

By:	/s/ Terrance Coyne
	Name:	Terrance Coyne
	Title:	Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 2, 2025.

ROYALTY PHARMA HOLDINGS LTD

By:	/s/ Pablo Legorreta
	Name:	Pablo Legorreta
	Title:	Director

Each person whose signature appears below constitutes and appoints Terrance Coyne and George Lloyd, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pablo Legorreta Pablo Legorreta	Director (Principal Executive Officer and Royalty Pharma Holdings Ltd’s authorized representative in the United States)	September 2, 2025

/s/ Terrance Coyne Terrance Coyne	Director (Principal Financial Officer and Principal Accounting Officer)	September 2, 2025

/s/ George Lloyd George Lloyd	Director	September 2, 2025

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 2, 2025.

ROYALTY PHARMA MANAGER, LLC

By:	/s/ Pablo Legorreta
	Name:	Pablo Legorreta
	Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints Terrance Coyne and George Lloyd, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pablo Legorreta Pablo Legorreta	Chief Executive Officer & Manager (Principal Executive Officer)	September 2, 2025

/s/ Terrance Coyne Terrance Coyne	Executive Vice President & Chief Financial Officer & Manager (Principal Financial Officer and Principal Accounting Officer)	September 2, 2025

/s/ George Lloyd George Lloyd	Executive Vice President, Investments & Chief Legal Officer & Manager	September 2, 2025